UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

ALLIS-CHALMERS ENERGY INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2008, the Board of Directors (the “Board”) of Allis-Chalmers Energy Inc. (the “Company”), upon recommendation by the Compensation Committee (the “Committee”), authorized and approved the payment of a portion of the target annual incentive cash bonus award for each of the executive officers named below for fiscal 2008. Payment of annual incentive cash bonuses is based upon the achievement of performance measures as determined by the Committee. Generally, these performance measures are based upon meeting certain financial and individual performance criteria. The Committee and the Board decided to grant these awards based upon each such executive’s performance through the third quarter of 2008. Additional bonuses, if any, including a review of whether these executives will receive the remainder of their target bonus, will be determined by the Committee after the fiscal year end.

The bonus awards are as follows:

	Cash Bonus	Percentage	Target Bonus
Name and Title	Amount	of Salary	(Percentage of Salary)
Munawar H. Hidayatallah,	$250,000	50%	100%
Chairman and Chief Executive Officer
Victor M, Perez,	$71,500	25%	50%
Chief Financial Officer
Theodore F. Pound III,	$62,500	25%	50%
General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: October 16, 2008	By: /s/ Theodore F. Pound III
Name: Theodore F. Pound III Title: General Counsel and Secretary